                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Vivus, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  VIVUS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2000

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VIVUS, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 31, 2000, at 10:00 a.m., local time, at the Crowne Plaza Palo Alto, 4290 El Camino Real, Palo Alto, CA 94306 for the following purposes:

          1. To elect six directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

          2. To amend the 1994 Employee Stock Purchase Plan by increasing the shares reserved for issuance under the plan by an aggregate of 400,000.

          3. To confirm the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 2000.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     These items of business are more fully described in the Proxy Statement accompanying this notice.

     Only stockholders of record at the close of business on April 10, 2000 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

                                          By order of the Board of Directors

                                          Leland F. Wilson
                                          President and Chief Executive Officer

Mountain View, California
April 20, 2000
--------------------------------------------------------------------------------

   IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE
   AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                                  VIVUS, INC.

                          PROXY STATEMENT FOR THE 2000
                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of VIVUS, Inc., a Delaware corporation (the "Company" or "VIVUS"), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 31, 2000, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Crowne Plaza Palo Alto, 4290 El Camino Real, Palo Alto, CA 94306.

     These proxy solicitation materials were mailed on or about April 20, 2000 to all stockholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP

     Stockholders of record at the close of business on April 10, 2000 are entitled to notice of the Annual Meeting of its Stockholders and to vote at the meeting. At the record date, 32,246,413 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 735 stockholders.

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of April 1, 2000 by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director; (iii) the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers serving in that capacity as of December 31, 1999; and (iv) all directors and executive officers as a group.

                                                           BENEFICIALLY OWNED STOCK(1)
            FIVE PERCENT STOCKHOLDERS,              ------------------------------------------
         DIRECTORS AND EXECUTIVE OFFICERS           NUMBER OF SHARES   ACQUIRABLE(2)   PERCENT
         --------------------------------           ----------------   -------------   -------
Leland F. Wilson(3)...............................       422,797           935,080      4.09%
Virgil A. Place, M.D.(4)..........................       708,395            17,291      2.25%
Mark B. Logan.....................................             0             8,000         *
Mario M. Rosati...................................         5,891             8,000         *
Linda M. Shortliffe, M.D..........................             0             8,000         *
Joseph E. Smith...................................             0            42,666         *
Neil Gesundheit, M.D..............................       113,324           149,712         *
Carol D. Karp.....................................         4,499            59,854         *
Terry M. Nida.....................................        22,864           210,078         *
Richard Walliser..................................        10,015            41,562         *
All directors and executive officers as a group
  (10 persons)....................................     1,287,785         1,472,243      8.19%

---------------
 *  Less than 1%

(1) Applicable percentage ownership based on 32,246,413 shares of Common Stock as of April 1, 2000. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

(2) Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after April 1, 2000 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3) Includes 25,000 shares held by the Leland F. Wilson Living Trust

(4) Includes 29,100 shares held by Dr. Place as Custodian for V. Aristophanes Kamehameha A.H. Place under the Hawaii Uniform Transfers to Minors Act, and 70,000 shares held by "The Virgil A. Place Arboretum & Botanical Garden, Inc.," of which Dr. Place is the beneficial owner.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each share of Common Stock outstanding on the record date is entitled to one vote.

     The cost of soliciting proxies will be borne by the Company. The Company may elect to retain the services of an outside company to solicit proxies, for which the Company estimates that it would pay a fee not to exceed $5,000. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

RECORD DATE; QUORUM; REQUIRED VOTE

     The holders of Common Stock of record at the close of business on April 10, 2000 are entitled to vote at the Annual Meeting. As of April 10, 2000, 32,246,413 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote. Stockholders will not be entitled to cumulate their votes in the election of directors.

     The presence, in person or by proxy, of stockholders entitled to vote at least a majority of the shares of Common Stock issued and outstanding as of April 10, 2000 constitutes a quorum for adopting the proposals at the Annual Meeting. A plurality of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the election of directors is required for the election of directors. In the other proposals, the affirmative vote of the majority of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the proposals is required for approval.

     Under the Delaware General Corporation Law, abstentions and broker "non-votes" are treated as shares that are entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal or has not received voting instructions from the beneficial owner.

     Abstentions are treated as shares that are present at the Annual Meeting, but not as an affirmative vote on any matter submitted to the stockholders for a vote. Thus, abstentions are included in the tabulation of the voting results on election of directors and on the proposals requiring an affirmative vote of a majority of the shares present at the Annual Meeting and, therefore, have the effect of votes in opposition. On the contrary, broker "non-votes" are not treated as shares that are present at the Annual Meeting. Thus, broker "non-votes" are not included in the tabulation of the voting results on election of directors and on the proposals requiring an affirmative vote of a majority of the shares present at the Annual Meeting and, therefore, do not have the effect of votes in opposition in such tabulations.

     Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR the amendment of 1994 Employee Stock Purchase Plan, FOR the ratification of the appointment of Arthur Anderson LLP as the designated independent accountants and, as the proxy holders deem advisable, on other matters that may come before the meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders who intend to present a proposal for inclusion in the Company's proxy materials for the 2001 Annual Meeting of Stockholders must submit the proposal to the Company no later than December 31, 2000. Stockholders who intend to present a proposal at the 2001 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials for the 2001 Annual Meeting are required to provide notice of such proposal to the Company no later than thirty-five (35) days nor more than sixty (60) days prior to the 2001 Annual Meeting of Stockholders. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

NOMINEES

     A board of six directors is to be elected at the Annual Meeting of Stockholders. The Company's Bylaws authorize a board of six directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible.

     The nominees, and certain information about them as of April 1, 2000, are set forth below.

                                                                                       DIRECTOR
       NAME OF NOMINEE         AGE                      POSITION                        SINCE
       ---------------         ---                      --------                       --------
Virgil A. Place, M.D.........  75    Chairman of the Board, Chief Scientific Officer     1991
Leland F. Wilson.............  55    President and Chief Executive Officer               1991
Joseph E. Smith(1)(3)........  61    Director                                            1997
Mario M. Rosati(2)...........  53    Secretary and Director                              1999
Mark B. Logan(2).............  61    Director                                            1999
Linda M. Shortliffe, M.D.      51    Director                                            1999
  (1)........................

---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

(3) Member of Nominating Committee

     All directors hold office until the next Annual Meeting of Stockholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board. There are no family relationships between any of the directors or executive officers of the Company.

     VIRGIL A. PLACE, M.D. is the founder of VIVUS and has been its Chief Scientific Officer and Chairman of the Board since the Company was formed in April 1991. Before joining VIVUS, Dr. Place was Principal Scientist and held a variety of executive positions including Vice President of Medical and Regulatory Affairs at ALZA Corporation ("Alza") from 1969 to 1993. In addition, Dr. Place served nine years on the Alza Board of Directors. He received a B.A. in Chemistry from Indiana University and an M.D. from Johns Hopkins University. He is Board Certified in Internal Medicine, with specialty training at the Mayo Clinic.

     LELAND F. WILSON has been President and a director of VIVUS since April 1991 and Chief Executive Officer since November 1991. Prior to joining VIVUS, Mr. Wilson was Vice President of Marketing and Corporate Development of Genelabs Technologies, Inc. from 1989 to 1991. Mr. Wilson was Group Product Director, later promoted to Director of Marketing, at LifeScan, a Johnson & Johnson company, from 1986 to 1989. From 1973 to 1986, Mr. Wilson served in several research, marketing and sales positions for Syntex Research and Syntex Laboratories, Inc. Mr. Wilson received a B.S. and an M.S. from Pennsylvania State University.

     JOSEPH E. SMITH has been a director of VIVUS since June 1997. Mr. Smith served as Corporate Vice President with Warner-Lambert Company from March 1989 until he retired in September 1997. His responsibilities at Warner-Lambert included President of Pharmaceuticals and President of Shaving Products. Mr. Smith is a director of Boren, Lepore, Inc., a company that provides promotional, marketing and educational services to the pharmaceutical industry; Penederm, Inc., a pharmaceutical company; and Sensus Corp., a privately-held biotechnology company. Mr. Smith earned his MBA degree from the Wharton School of the University of Pennsylvania.

     MARIO M. ROSATI has served as one of our directors since March 1999. Mr. Rosati has been with the Palo Alto, California law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, since 1971, first as an associate and then as a member since 1975. Mr. Rosati also serves as a director of Aehr Test Systems, Genus, Inc., MyPoints.com, Inc., Ross Systems, Inc., Sanmina Corporation, Symyx and The Management Network Group. Mr. Rosati holds a B.A. from the University of California, Los Angeles and a J.D. from the University of California, Berkeley, Boalt Hall School of Law.

     MARK B. LOGAN has been a director of VIVUS since March 1999. Since August 1997, Mr. Logan has served as a director of Abgenix, Inc., a biopharmaceutical company. Mr. Logan has also served as the Chairman of the Board, President and Chief Executive Officer of VISX Incorporated, a medical device company, since 1994. From January 1992 to October 1994, he was Chairman of the Board and Chief Executive Officer of INSMED Pharmaceuticals, Inc., a pharmaceutical company. Previously, Mr. Logan held several senior management positions at Baush & Lomb, Inc., a medical products company, including Senior Vice President, Healthcare and Consumer Group, and also served as member of its Board of Directors. Mr. Logan received a B.A. from Hiram College and a P.M.D. from Harvard Business School.

     LINDA M. DAIRIKI SHORTLIFFE, M.D. has been a director of VIVUS since June 1999. Dr. Shortliffe has been Professor of Urology at Stanford University School of Medicine since 1993 and Chair of the Department of Urology since 1995. She has also been Chief of Pediatric Urology of Lucile Salter Packard Children's Hospital at Stanford since 1991. She is a Fellow of the American College of Surgeons and the American Academy of Pediatrics. Dr. Shortliffe has also served as a member of the Special Grants Chartered Review Committee for the National Institute of Diabetes, Digestive, and Kidney Diseases of the National Institute of Health and several other national committees. She has authored numerous publications and her works appear in prominent medical journals and books. Dr. Shortliffe received an A.B. from Radcliffe/Harvard College and an M.D. from Stanford University.

REQUIRED VOTE

     The six nominees receiving the highest number of the affirmative votes of the Votes Cast will be elected as directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES.

BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

     The Board held seven meetings and acted by unanimous written consent three times during fiscal 1999. The Compensation Committee held five meetings during fiscal 1999. The Audit Committee held four meetings during fiscal 1999. No nominee who was a director during fiscal 1999 attended fewer than 75% of the meetings of the Board and Committees of which he or she was a member.

     The Board has a Compensation Committee that makes recommendations concerning salaries and incentive compensation for employees of the Company. From March 5, 1999 through the end of fiscal 1999, the Compensation Committee consisted of Directors Rosati and Logan (prior to March 5, 1999, the Compensation Committee consisted of Richard L. Casey and Elizabeth A. Fetter). The Board has an Audit Committee that reviews the results and scope of the audit and other services provided by the Company's independent auditors. From January 1, 1999 through June 8, 1999, the Audit Committee consisted of Brian Dovey, Joseph W. Smith and Linda Jenkes. From June 8, 1999 through December 31, 1999, the Audit Committed consisted of Directors Smith and Shortliffe. The Company also has a Nominating Committee that makes recommendations on membership and composition of the Board. During fiscal 1999, the Nominating Committee consisted of Director Smith.

     The directors are reimbursed for travel and related expenses incurred by them in attending meetings. Directors who are not employees of the Company ("Outside Directors") will be paid an annual retainer of $10,000 and a fee of $1,000 per quarter for attending board meetings.

     The Company's 1994 Director Option Plan provides that each new Outside Director that joins the Board will automatically be granted an option at fair market value to purchase 32,000 shares of Common Stock upon the date on which such person first becomes an Outside Director. These options vest at a rate of 25% per year following the date of grant so long as the optionee remains a director of the Company. It also provides for the grant of options to Outside Directors pursuant to a nondiscretionary, automatic grant mechanism, whereby each Outside Director is granted an option at fair market value to purchase 8,000 shares on the date of each Annual Meeting of Stockholders, provided such director is re-elected. These shares vest at the rate of 12.5% per month following the date of grant so long as the optionee remains a director of the Company.

EXECUTIVE OFFICERS

     The executive officers of the Company and certain information about them as of April 1, 2000 are listed below:

          NAME            AGE                            POSITION
          ----            ---                            --------
Virgil A. Place,          75
  M.D. .................         Chairman of the Board, Chief Scientific Officer
Leland F. Wilson........  55     President, Chief Executive Officer and Director
Neil Gesundheit,          47
  M.D. .................         Vice President, Clinical Research
Carol D. Karp...........  47     Vice President, Regulatory Affairs and Project Management
Terry M. Nida...........  51     Vice President, Worldwide Marketing and Corporate
                                 Development
Richard Walliser........  56     Vice President, Finance and Chief Financial Officer

     MR. WILSON'S and DR. PLACE'S backgrounds are summarized previously under "Election of Directors."

     NEIL GESUNDHEIT, M.D., M.P.H. has been Vice President, Clinical Research since January 1994. In August 1999, Dr. Gesundheit transitioned to part-time status to assume the position of Associate Dean for Medical Education at the Stanford University School of Medicine. Dr. Gesundheit previously served VIVUS as Vice President, Clinical and Regulatory Affairs from January 1994 to September 1997 and as Chief Medical Officer from August 1998 to August 1999. From 1989 to 1993 Dr. Gesundheit was Associate Director of Clinical Research at Genentech, Inc. He holds an A.B. degree from Harvard College, an M.D. from the University of California, San Francisco, and an M.P.H. from the University of California, Berkeley. Dr. Gesundheit is board certified in internal medicine and in the subspecialty of endocrinology and metabolism.

     CAROL D. KARP has been Vice President, Regulatory Affairs and Project Management for VIVUS since July 1999. From September 1997 to July 1999, Ms. Karp was Vice President, Regulatory Affairs. Prior to joining VIVUS, Ms. Karp served as Executive Director, Regulatory Affairs for Cygnus, Inc. from June 1994 to August 1997. From February 1993 to August 1994, Ms. Karp served as Director, Regulatory Affairs for Cygnus Therapeutic Systems. Ms. Karp held various positions in regulatory affairs at Janssen Pharmaceutica, a Johnson & Johnson company, from 1979 to 1989. She received a B.A. in Biology from the University of Rochester and has completed postgraduate studies in Biochemistry at New York University.

     TERRY M. NIDA has been Vice President, Worldwide Marketing and Corporate Development for VIVUS since August 1998. From November 1995 to August 1998, Mr. Nida was Vice President, Europe and effective March 28, 1996 was appointed an executive officer. Prior to joining VIVUS, Mr. Nida was Vice President, Sales, Marketing and Business Development at Carrington Laboratories, with responsibility for all sales, marketing and business development activities. Mr. Nida was Senior Director, Worldwide Sales, Marketing and Business Development for Centocor, Inc. from 1993 to 1994, and Director of Sales and Marketing in Europe for Centocor, Inc. from 1990 to 1993. He received a B.A. in English and a Masters in Administration of Justice from Wichita State University.

     RICHARD WALLISER has been Vice President, Finance and the Chief Financial Officer for VIVUS since December 1998, after serving 4 months as the interim Chief Financial Officer of the Company. Prior to joining VIVUS, Mr. Walliser served as a consultant for The Brenner Group, a consulting firm specializing in providing Interim Chief Financial Officers, and as the Chief Financial Officer at Gyration, Inc, a high technological gyroscope design company for consumer applications. From 1989 to 1999, Mr. Walliser also consulted to several high technology companies including Federal Technology, Microdyne, Productivity Training, and Advance Micro Devices. From 1982 to 1989, Mr. Walliser was the Vice President of Finance and Administration for Novell. He received a B.S. degree in Management from Arizona State University and a Masters in Business Administration from the University of Southern California.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1999, the Company and ZZVAX, LLC, a Delaware limited liability company ("ZZVAX") entered into an Assignment Agreement (the "Assignment Agreement") whereby the Company assigned all right, title and interest to certain intellectual property to ZZVAX in exchange for a ten percent (10%) membership interest in ZZVAX and the right to receive two percent (2%) of the net sales of any ZZVAX product which utilize this intellectual property. Virgil
A. Place, M.D., the Company's Chairman of the Board and Chief Scientific Officer, is the inventor of this intellectual property and the President and Managing Member of ZZVAX. The Company did not seek to utilize the intellectual property that was assigned to ZZVAX for commercial purposes. The Assignment Agreement was approved by the outside directors of the Company's Board of Directors, and the terms of the Assignment Agreement are no less favorable to the Company than the terms that would have been negotiated with any other third party. The Company's initial ten percent (10%) ownership interest in ZZVAX is subject to dilution.

     In July 1998, the Board of Directors approved a form of Change of Control Agreement for all senior executives. The Change of Control Agreement was adopted immediately following the reorganization and the subsequent downsizing of all locations where the Company conducts business. The Change of Control Agreement recognizes that there may be periods where another company or another entity considers the possibility of acquiring the Company or that a change in the management of the Company may otherwise occur (collectively, "a Change of Control"), with or without the approval of the Company's Board of Directors. The Change of Control Agreement recognizes that such an event may cause a distraction to employees, which may in turn cause employees to consider alternative employment opportunities. The Board determined that it was in the best interest of the Company to give such employees an incentive to continue their employment during periods where the threat or occurrence of a Change of Control may exist. The Change of Control Agreements are discussed in more detail subsequently under "Executive Compensation."

     The Company's founding scientist, Chairman of the Board and Chief Scientific Officer, Virgil A. Place, M.D., invented the Company's transurethral system for erection (MUSE) while serving as Alza's Executive Director of Medical and Regulatory Affairs. Dr. Place formed VIVUS in April 1991 to further develop the MUSE technology. In August 1991, Dr. Place entered into a letter agreement with Alza covering the MUSE technology. This was superseded by an assignment agreement between Alza and the Company that was executed on December 31, 1993. The assignment agreement provides for the assignment by Alza of patent applications related to the MUSE technology. In consideration of the rights granted to the Company under the assignment agreement, the Company issued shares of Common Stock to Alza and is required to pay certain royalties on the sale of any products for the transurethral treatment of erectile dysfunction. To maintain exclusive rights beyond December 31, 1999, the Company issued an additional 200,000 shares of Common Stock to Alza in May 1996.

FILING OF REPORTS BY DIRECTORS AND OFFICERS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file certain reports of ownership with the SEC and with the National Association of Securities Dealers. Such officers, directors and stockholders are also required by SEC rules to provide the Company with copies of all Section 16(a) forms that they file. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that during the period from January 1, 1999 to December 31, 1999, its executive officers, directors and ten percent (10%) stockholders filed all required Section 16(a) reports on a timely basis.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

     Summary Compensation Table. The following table sets forth the compensation paid by the Company during the fiscal years ended December 31, 1999, 1998 and 1997 to the Chief Executive Officer and its four other most highly compensated executive officers:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                 ANNUAL COMPENSATION        SECURITIES      ALL OTHER
        NAME AND PRINCIPAL           FISCAL    ------------------------     UNDERLYING     COMPENSATION
             POSITION                 YEAR     SALARY($)(1)    BONUS($)     OPTIONS(#)         ($)
        ------------------           ------    ------------    --------    ------------    ------------
Leland F. Wilson...................   1999       350,005       116,667(10)        --              --
  President and Chief                 1998       319,032            --       829,998(2)           --
  Executive Officer                   1997       310,000       139,500(3)    100,000              --
Terry M. Nida......................   1999       191,459        63,313(10)        --
  Vice President, Worldwide
     Marketing                        1998       192,938(5)         --       258,750(5)       33,120(6)
  and Corporate Development           1997       182,965        46,000(3)     26,250          45,124(6)
Carol D. Karp......................   1999       171,904        54,933(10)        --
  Vice President,                     1998       164,764(8)         --       115,625(7)           --
  Regulatory Affairs                  1997        52,820        53,200(8)     63,125              --
Neil Gesundheit, M.D...............   1999       129,907        64,843(10)        --
  Vice President,                     1998       212,629            --       218,936(4)           --
  Clinical Research                   1997       209,777        54,542(3)     35,000              --
Richard Walliser...................   1999       159,994            --            --
  Vice President of Finance,          1998         9,230(9)         --        90,000              --
  Chief Financial Officer             1997            --            --            --              --

---------------
 (1) All named executive officers, except for Mr. Walliser who did not become an employee until December 8, 1998, elected to defer a portion of their salary from September 16, 1998 through May 24, 1999. The deferred salary was returned to the executives on June 4, 1999, after the Company had reported profitability for two consecutive quarters. Amounts reported under the "Salary" column for 1998 include amounts earned in 1998 but paid in 1999; consequently, amounts reported for 1999 do not include amounts received in 1999 that are included in 1998 for deferred salary.

 (2) Consists of 150,000 shares underlying an option granted in December 1998 and 679,998 shares underlying options granted prior to 1998 that were cancelled and re-granted in connection with the repricing -- see "Report of the Compensation Committee -- stock option repricing."

 (3) This bonus was earned in fiscal 1997 and paid in February 1998.

 (4) Consists of 52,500 shares underlying an option granted in December 1998 and 166,436 shares underlying options granted prior to 1998 that were cancelled and re-granted in connection with the repricing -- see "Report of the Compensation Committee -- stock option repricing."

 (5) Consists of 52,500 shares underlying an option granted in December 1998 and 206,250 shares underlying options granted prior to 1998 that were cancelled and re-granted in connection with the repricing -- see "Report of the Compensation Committee -- stock option repricing."

 (6) Amounts received for housing and automobile allowance.

 (7) Consists of 52,500 shares underlying an option granted in December 1998 and 63,125 shares underlying options granted prior to 1998 that were cancelled and re-granted in connection with the repricing -- see "Report of the Compensation Committee -- stock option repricing."

 (8) This bonus was made up of a sign-on bonus of $30,000 and a performance bonus of $23,200 which was earned in fiscal 1997 but paid in February 1998.

 (9) Richard Walliser commenced employment with VIVUS Inc, on December 8, 1998.

(10) This is the "Retention Incentive Bonus" offered to all employees as a result of the restructuring in 1998 and paid on April 15, 1999.

     Employment Agreements. There are no employment agreements between the Company and any of its executive officers, except that Leland F. Wilson is entitled to severance pay of four months' salary in the event of termination of employment without cause.

     Change of Control Agreements. On July 8, 1998, the Company entered into Change of Control Agreements with Leland F. Wilson, Neil Gesundheit, Terry M. Nida and Carol D. Karp and on January 8, 1999, the Company entered into a Change of Control Agreement with Richard Walliser (collectively, the "Executive Officers") containing the same terms and conditions. Upon the involuntary termination of an Executive Officer's employment without cause in connection with a change of control, the Executive Officer is entitled to receive the following benefits:

     (1) Monthly severance payments for twenty-four (24) months following the effective date of termination equal to the monthly salary that the Executive Officer was receiving immediately prior to the change of control;

     (2) Monthly severance payments equal to one-twelfth ( 1/12) of the Executive Officer's target bonus for the fiscal year in which the termination occurs;

     (3) Pro-rated amount of the Executive Officer's target bonus for the fiscal year in which the termination occurs, calculated based on the number of months during such fiscal year that the Executive Officer was employed by the Company;

     (4) Continuation of benefits through the end of the severance period that are identical to those the Executive Officer was entitled to immediately prior to the Change of Control; and

     (5) Outplacement services not to exceed Twenty Thousand Dollars
         ($20,000.00).

STOCK OPTION INFORMATION

     Option Grants in Last Fiscal Year. During 1999, no Executive Officer was granted any stock options. Stock options were granted to Executive Officers in February 2000. The company will report such stock option grants in its 2001 proxy statement.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End
Values. The following table sets forth certain information concerning the stock options exercised by the Executive Officers named in the Summary Compensation Table during the year ended December 31, 1999 and the value of unexercised stock options held by such individuals at the end of the year.

          AGGREGATE OPTION EXERCISES IN 1999 AND 1999 YEAR-END VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                              NUMBER OF       VALUE              OPTIONS AT              IN-THE-MONEY OPTIONS AT
                               SHARES       REALIZED        DECEMBER 31, 1999(#)         DECEMBER 31, 1999($)(1)
                              ACQUIRED        UPON       ---------------------------   ---------------------------
           NAME              ON EXERCISE   EXERCISE($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   -----------   -----------   -------------   -----------   -------------
Leland F. Wilson...........        --              --      897,168        187,498      721,394.98      60,929.78
Neil Gesundheit, M.D.......    42,750       66,796.88      151,015         67,921       21,229.96      21,576.35
Virgil A. Place, M.D.......        --              --       13,125         30,000        4,687.00      14,061.00
Terry M. Nida..............        --              --      198,751         59,999       24,194.66      22,965.53
Carol D. Karp..............        --              --       47,811         67,814        9,944.60      21,565.20
Richard Walliser...........        --              --       33,750         56,250       15,349.13      26,364.38

---------------
(1) Based upon a fair market value of $3.1562 per share as of December 31, 1999 less the exercise price per share.

                         COMPENSATION COMMITTEE REPORT

     The following report is provided to stockholders by the members of the Compensation Committee of the Board of Directors.

GENERAL

     Since VIVUS' initial public offering in April 1994, the Compensation Committee (the "Committee") of the Board has administered the Company's management compensation policies and plans. The Committee is a standing committee comprised of outside Directors. The Committee determines the annual base salary for each executive officer, including the Chief Executive Officer ("CEO"), and the criteria under which cash incentive bonuses, if any, may be paid. The Committee also exercises the authority to grant options under the Company's 1991 Incentive Stock Plan and other equity incentive plans.

COMPENSATION VEHICLES

     During the first half of fiscal 1999, the Company's cash and equity-based compensation program was successful in retaining key employees to return the Company to a profitable position. During the second half of fiscal 1999, the Company focused on cash and equity-based compensation programs focused on ensuring that the organization's cash and equity structure was equitable and competitive with other companies with similar business focus and structure.

     Cash Compensation. Before determining the compensation with respect to executive officers, the Committee's policy is to review base salaries proposed by the CEO and evaluate each executive officer's experience and proposed responsibilities and the salaries of similarly situated executives, including a comparison to base salaries for comparable positions at other companies. In determining its recommendations for adjustments to officers' base salaries, the Committee's policy is to focus primarily on the officers' contributions towards the Company's success in moving toward its long-term goals during the fiscal year and the quality of the services rendered by the officers. Recommending the CEO's fiscal 2000 salary, the Committee used the same criteria it applies to other officers. Based on the overall performance of the Company during fiscal 1999 and as a result of the reorganization of the Company, the Committee granted a salary increase and stock option grants in the first quarter of 2000 in recognition of taking measures designed to make the Company profitable. Additionally, bonuses were paid in the first quarter of 2000 to all employees in recognition of attaining certain Company goals driven toward the overall profitability and success of the Company.

     Stock Option Program. The Committee grants options as an incentive to employees who are expected to contribute to the Company's future success. The Committee believes stock options encourage the achievement of superior results over time and align employee and stockholder interests. The option program incorporates a four-year vesting period to encourage employees to continue in the Company's employ. In fiscal 1999, the Company continued its policy of granting stock options to all new employees in conjunction with employee performance.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deduction to $1 million for compensation paid to its five most highly compensated executive officers, unless certain requirements are met. One requirement is that the Committee consist entirely of outside Directors as defined in the Code, and VIVUS' Committee meets this requirement. Another requirement is that compensation over $1 million must be based upon Company attainment of pre-established, objective performance goals. VIVUS believes that all compensation paid to its five most highly compensated executive officers in fiscal 1999 is fully deductible. The Committee's present intention is to comply with the requirements of Section 162(m) unless and until the Committee determines that compliance would not be in the best interest of VIVUS and its stockholders.

STOCK OPTION REPRICING

     On October 5, 1998, the Board of Directors offered all employees (except the named officers below) and certain consultants holding options to purchase Common Stock of the Company at exercise prices greater than $4.00 per share the opportunity to reprice their options to the fair market value of the Company's Common Stock as of the closing of the stock market on October 19, 1998 ($2.9375). On October 5, 1998, the Board of Directors offered Leland F. Wilson, Neil Gesundheit, Terry M. Nida and Carol D. Karp the option to reprice (i) one-half of the options to purchase Common Stock of the Company at exercise prices greater than $4.00 per share to the fair market value of the Company's Common Stock as of the closing of the stock market on October 19, 1998 ($2.9375), and (ii) one-half of the options to purchase Common Stock of the Company at exercise prices greater than $4.00 per share to one hundred fifty percent of the fair market value of the Company's Common Stock as of the closing of the stock market on October 19, 1998 ($4.4063). The stock option repricing was an acknowledgment of the importance to the Company of its employees and of the incentive to employees represented by stock options, especially in considering alternative opportunities. The Board considered such factors as the competitive environment for obtaining and retaining qualified employees and the overall benefit to the stockholders from a highly motivated group of employees.

     The following table sets forth, as to all executive officers of the Company, certain information concerning the repricing of all such officers' options since the Company's inception.

                                                                                                 LENGTH OF
                                                                                                 ORIGINAL
                         NUMBER OF                                                              OPTION TERM
                        SECURITIES                    MARKET        EXERCISE         NEW       REMAINING AT
       NAME AND         UNDERLYING      ORIGINAL     PRICE AT     PRICE AT TIME    EXERCISE       DATE OF
  PRINCIPAL POSITION      OPTIONS      GRANT DATE    REPRICING    OF REPRICING      PRICE        REPRICING
  ------------------    -----------    ----------    ---------    -------------    --------    -------------
Leland F. Wilson,         125,000       10/13/94      $2.9375       $ 6.5625       $2.9375       5.98 Yrs.
President, Chief
  Executive               125,000       10/13/94      $2.9375       $ 6.5625       $4.4063       5.98 Yrs.
Officer and Director       60,000        1/17/95      $2.9375       $ 6.7500       $2.9375       6.24 Yrs.
                           60,000        1/17/95      $2.9375       $ 6.7500       $4.4063       6.24 Yrs.
                           60,000         1/2/96      $2.9375       $15.0000       $2.9375       7.20 Yrs.
                           60,000         1/2/96      $2.9375       $15.0000       $4.4063       7.20 Yrs.
                           44,999       12/11/96      $2.9375       $16.7500       $2.9375       8.15 Yrs.
                           44,999       12/11/96      $2.9375       $16.7500       $4.4063       8.15 Yrs.
                           50,000        12/8/97      $2.9375       $21.6250       $2.9375       9.14 Yrs.
                           50,000        12/8/97      $2.9375       $21.6250       $4.4063       9.14 Yrs.
                          -------
                          679,998
Neil Gesundheit, M.D.,     20,718        1/17/95      $2.9375       $ 6.7500       $2.9375       6.24 Yrs.
Vice President,            20,718        1/17/95      $2.9375       $ 6.7500       $4.4063       6.24 Yrs.
Clinical Research          25,000         1/2/96      $2.9375       $15.0000       $2.9375       7.20 Yrs.
                           25,000         1/2/96      $2.9375       $15.0000       $4.4063       7.20 Yrs.
                           20,000       12/11/96      $2.9375       $16.7500       $2.9375       8.15 Yrs.
                           20,000       12/11/96      $2.9375       $16.7500       $4.4063       8.15 Yrs.
                           17,500        12/8/97      $2.9375       $21.6250       $2.9375       9.14 Yrs.
                           17,500        12/8/97      $2.9375       $21.6250       $4.4063       9.14 Yrs.
                          -------
                          166,436
Terry M. Nida,             46,875        12/1/95      $2.9375       $11.8750       $2.9375       7.12 Yrs.
Vice President,           103,125        12/1/95      $2.9375       $11.8750       $4.4063       7.12 Yrs.
Worldwide Marketing
  and                      30,000       12/11/96      $2.9375       $16.7500       $2.9375       8.15 Yrs.
Corporate Development      26,250        12/8/97      $2.9375       $21.6250       $2.9375       9.14 Yrs.
                          -------
                          206,250
Carol D. Karp,             25,000         9/2/97      $2.9375       $28.2500       $2.9375       8.87 Yrs.
Vice President,            25,000         9/2/97      $2.9375       $28.2500       $4.4063       8.87 Yrs.
Regulatory Affairs and      6,562        12/8/97      $2.9375       $21.6250       $2.9375       9.14 Yrs.
Project Management          6,563        12/8/97      $2.9375       $21.6250       $4.4063       9.14 Yrs.
                          -------
                           63,125

SUMMARY

     The Committee believes that the Company's compensation policy as practiced to date by the Committee and the Board has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. The Company's compensation policy will continue to evolve over time as the Company matures while continuing its focus on building long-term stockholder value.

                                          Respectfully submitted,

                                          The Compensation Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company (see page 8 for committee members). The Committee also administers various incentive compensation and benefit plans. In fiscal year 1999, the Committee consisted of Directors Rosati and Logan (prior to March 5, 1999, the Compensation Committee consisted of Richard L. Casey and Elizabeth A. Fetter). Mr. Wilson, who is President and Chief Executive Officer of the Company, participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants to the Company, except that Mr. Wilson is excluded from discussions regarding his own salary and incentive compensation.

CORPORATE PERFORMANCE GRAPH

     The following graph shows a comparison of total stockholder return for holders of the Company's Common Stock from April 7, 1994, the date of the Company's initial public offering, through December 31, 1999 compared with The NASDAQ Stock Market and NASDAQ Pharmaceutical Stocks. This graph is presented pursuant to SEC rules. The Company believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of medical technology stocks like VIVUS are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other medical technology stocks.

    COMPARISON OF TOTAL RETURNS OF VIVUS, INC., THE NASDAQ STOCK MARKET AND
                          NASDAQ PHARMACEUTICAL STOCKS

                                                                             THE NASDAQ STOCK MARKET      NASDAQ PHARMACEUTICAL
                                                       VIVUS, INC.                    -U.S.              STOCKS - U.S. & FOREIGN
                                                       -----------           -----------------------     -----------------------
04/07/94                                                 100.000                     100.000                     100.000
04/29/94                                                 103.390                      97.133                      95.947
05/31/94                                                  94.915                      97.371                      94.650
06/30/94                                                  94.915                      93.812                      87.257
07/29/94                                                  93.220                      95.739                      89.897
08/31/94                                                  93.220                     101.839                      99.651
09/30/94                                                  88.136                     101.579                      98.276
10/31/94                                                  89.831                     103.561                      94.918
11/30/94                                                  89.831                     100.128                      95.337
12/30/94                                                 103.390                     100.439                      92.247
01/31/95                                                  89.831                     100.969                      97.633
02/28/95                                                 101.695                     106.274                     101.322
03/31/95                                                 116.949                     109.429                      99.873
04/28/95                                                  88.136                     112.875                     102.679
05/31/95                                                  77.153                     115.795                     103.973
06/30/95                                                 101.695                     125.170                     116.155
07/31/95                                                 103.390                     134.363                     126.156
08/31/95                                                 162.712                     137.090                     141.077
09/29/95                                                 139.837                     140.248                     145.136
10/31/95                                                 137.288                     139.440                     139.651
11/30/95                                                 176.271                     142.711                     146.664
12/29/95                                                 211.864                     141.956                     169.192
01/31/96                                                 191.105                     142.666                     183.997
02/29/96                                                 170.346                     148.104                     180.441
03/29/96                                                 210.169                     148.602                     176.044
04/30/96                                                 205.085                     160.912                     185.145
05/31/96                                                 200.854                     168.295                     191.413
06/28/96                                                 222.034                     160.709                     171.014
07/31/96                                                 247.458                     146.402                     152.471
08/30/96                                                 237.288                     154.614                     163.520
09/30/96                                                 257.627                     166.433                     174.940
10/31/96                                                 227.119                     164.590                     167.044
11/29/96                                                 233.058                     174.802                     164.662
12/31/96                                                 245.763                     174.656                     169.719
01/31/97                                                 413.559                     187.051                     183.991
02/28/97                                                 374.576                     176.705                     185.180
03/31/97                                                 271.186                     165.186                     161.185
04/30/97                                                 250.427                     170.327                     151.630
05/30/97                                                 277.125                     189.621                     174.478
06/30/97                                                 322.888                     195.445                     174.008
07/31/97                                                 405.085                     216.043                     178.958
08/29/97                                                 362.712                     215.731                     176.831
09/30/97                                                 508.475                     228.521                     195.187
10/31/97                                                 357.627                     216.614                     185.251
11/28/97                                                 303.390                     217.762                     179.489
12/31/97                                                 144.068                     214.010                     175.249
01/31/98                                                 200.854                     220.784                     173.578
02/28/98                                                 157.627                     241.543                     179.258
03/31/98                                                 159.322                     250.461                     192.645
04/30/98                                                 144.068                     254.681                     187.871
05/31/98                                                 125.424                     240.544                     181.307
06/30/98                                                  81.776                     257.340                     178.277
07/31/98                                                  89.831                     254.326                     179.673
08/31/98                                                  40.678                     204.045                     137.731
09/30/98                                                  47.037                     232.363                     168.189
10/31/98                                                  38.563                     242.395                     179.480
11/30/98                                                  41.098                     266.889                     188.271
12/31/98                                                  35.173                     301.503                     223.195
01/31/99                                                  35.173                     345.056                     243.689
02/28/99                                                  35.173                     314.389                     228.467
03/31/99                                                  54.237                     337.496                     244.950
04/30/99                                                  64.407                     346.941                     225.224
05/31/99                                                  58.047                     339.079                     239.810
06/30/99                                                  35.593                     369.078                     249.212
07/31/99                                                  44.068                     363.332                     277.880
08/31/99                                                  44.068                     377.656                     302.075
09/30/99                                                  40.678                     377.618                     284.924
10/31/99                                                  31.783                     405.550                     288.570
11/30/99                                                  30.508                     449.391                     323.903
12/31/99                                                  42.793                     548.071                     415.378

                                 PROPOSAL TWO:

               AMENDMENT TO THE 1994 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL

     The Board of Directors of the Company approved an amendment to the Company's 1994 Employee Stock Purchase Plan (the "Plan") in March 2000, subject to stockholder approval, to increase the number of shares reserved for issuance under the plan by an aggregate of 400,000 shares to a new total of 800,000 shares, of which 269,172 shares have been issued.

SUMMARY OF PLAN

     Purpose. The purpose of the Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to exceed and limit participation in a manner consistent with the requirements of that section of the Code.

     Status of Shares. The Company expects to issue approximately 60,000 shares to Plan participants on May 1, 2000, leaving a balance of approximately 71,000 shares authorized and not issued prior to the amendment described above, or 471,000 including the shares provided for in this amendment.

     Offering Periods. The Plan is implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Plan Amendment and Termination rules. The Board has the power to change the duration of Offering Periods (including commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     Eligibility. The Employee Stock Purchase Plan provides that any employee who is employed by the Company on a given enrollment date shall be eligible to participate in the Plan. An Employee is defined as any individual whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year

     No Employee shall be granted an option under this plan (i) to the extent, immediately after the grant, such Employee would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power, or (ii) to the extent the Employee accrues through payroll deduction at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock for each calendar year in which such option is outstanding at any time.

     Participation. A Plan Participant may elect to have payroll deductions on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation the Participant receives on each pay day during the Offering Period. A Participant may not make additional payments into such account.

     Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by applicable Purchase Price. The exercise price of shares purchased under the Employee Stock Purchase Plan shall be 85% of the lowest fair market value of the Common Stock on either the beginning of the Plan Enrollment Date or the Ending of the Plan Enrollment Date, as reported on the NASDAQ Stock Market.

     Exercisability. Unless a participant withdraws from the Plan, the Participant's option to purchase the shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in participant's account. No fractional shares are purchased; any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period.

     During a participant's lifetime, a participant's option to purchase shares under the Plan is exercisable only by the participant.

     Stock. The maximum number of shares of the Company's Common Stock, which shall be made available for sale under the Plan as amended, shall be 800,000 shares, subject to adjustment upon changes in capitalization of the Company. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

     Participants will have no interest or voting right in shares covered by said option until such option has been exercised.

     Administrative Body. The Plan is administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee has full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

     Amendment and Termination. The Board may at any time amend or terminate the Employee Stock Purchase Plan without approval of the stockholders; provided, however, that the Company will obtain stockholder approval of any amendment to the Employee Stock Purchase Plan to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), with
Section 423 of the Code, or with any other applicable law or regulation, including requirements of the NASD or any established stock exchange. Any amendment or termination of the Employee Stock Purchase Plan is subject to the rights of optionees under agreements entered into prior to such amendment or termination. The Employee Stock Purchase Plan will terminate by its own terms in 2004.

CERTAIN FEDERAL TAX INFORMATION

     An Employee will not recognize any taxable income at the time of the grant or purchase. Upon exercise of the option, the Employee generally recognizes compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Approval of the amendment to the Employee Stock Purchase Plan requires the affirmative vote of the Votes Cast.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL.

                                PROPOSAL THREE:

                         CONFIRMATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

PROPOSAL

     The Board has selected Arthur Andersen LLP to audit the consolidated financial statements of the Company for the year ending December 31, 2000 and recommends that the stockholders confirm the selection. In the event of a negative vote, the Board will reconsider its selection. Representatives of Arthur Andersen LLP are expected to be present at the meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Confirmation of the appointment of Arthur Andersen LLP as the Company's independent public accountants requires the affirmative vote of a majority of the Votes Cast.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

     It is important that your stock be represented at the meeting, regardless of he number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the enclosed envelope at your earliest convenience.

PROXY                                                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                   VIVUS, INC.

               2000 ANNUAL MEETING OF STOCKHOLDERS - MAY 31, 2000

     The undersigned stockholder of VIVUS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 20, 2000, and the 1999 Annual Report to Stockholders and hereby appoints Leland F. Wilson and Richard Walliser, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of VIVUS, INC. to be held on May 31, 2000, at 10:00 a.m. local time, at the Crowne Plaza Palo Alto, 4290 El Camino Real, Palo Alto, CA 94306 and at any adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

     THIS PROXY WILL BE VOTED, AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.



--------------------------------------------------------------------------------

1.  ELECTION OF DIRECTORS                           2.  Proposal to ratify the appointment of Arthur If you
    wish to withhold authority                          Andersen LLP as the independent Public to vote
    for any individual nonimee,                         Accountants of the Company for fiscal 2000;
    strike a line through that nominee's                name in the list below.

    Virgil A. Place, M.D.; Leland F. Wilson;        3.  To transact such other business, in their discretion,
    Mark B. Logan; Linda M. Shortliffe, M.D.;           as may properly come before the Meeting or any
    Mario M. Rosato; and Joseph E.Smith                 adjournments thereof.

                                                        Either of such attorneys or substitutes shall
                                                        have and may exercise all of the powers of said
                                                        attorneys-in-fact hereunder.

                                                        Dated:                      , 2000
                                                               ---------------------


                                                        -----------------------------------------------------
                                                                              Signature

                                                        -----------------------------------------------------
                                                                              Signature

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.